EXECUTION COPY

UNDERWRITING AGREEMENT

THIS UNDERWRITING AGREEMENT (the “Agreement”) is made as of November 1, 2011 by and between BNY MELLON DISTRIBUTORS INC., a Massachusetts corporation (“Distributor”), and each registered investment company listed on Exhibit A (each a “Fund” and collectively, the “Funds”).

W I T N E S S E T H:

WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is currently offering units of beneficial interest (such units of all series are hereinafter called the “Shares”), representing interests in series of the Funds, which are registered with the Securities and Exchange Commission (the “SEC”) pursuant to each Fund’s Registration Statement on Form N-1A; and

WHEREAS, the Funds wish to retain Distributor to serve as principal underwriter and distributor for the Funds to provide for the distribution of the Shares of the Funds and Distributor wishes to furnish such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

I.	Definitions.

As used in this Agreement:

A.	“12b-l Plan” means a plan of distribution adopted by a Fund pursuant to Rule 12b-l under the 1940 Act.

B.	“1933 Act” means the Securities Act of 1933, as amended.

C.	“1934 Act” means the Securities Exchange Act of 1934, as amended.

D.	“1940 Act” has the meaning provided in the recitals to the Agreement.

E.

“Affiliate” means, when used with respect to any person, any other person that directly or indirectly, controls, is controlled by or is under common control with such person. A person shall be deemed to control another person if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise.

EXECUTION COPY

F.

“Authorized Person” means any officer of the Funds and any other person duly authorized by a Fund’s Board of Directors to give Oral Instructions or Written Instructions on behalf of the Funds. An Authorized Person’s scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

G.	“FINRA” means the Financial Industry Regulatory Authority, Inc.

H.	“Intellectual Property Rights” means copyright rights, patent rights, trade secret rights, and any other proprietary or intellectual property rights recognized in any jurisdiction in the world.

I.

“Oral Instructions” mean oral instructions received by Distributor from an Authorized Person or from a person reasonably believed by Distributor to be an Authorized Person. Distributor may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

J.	“Prospectus” means any Prospectus relating to any Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.

K.

“Registration Statement” means any Registration Statement, including any Prospectus and any Statement of Additional Information included therein, relating to any Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.

L.	“SEC” has the meaning provided in the recitals to the Agreement.

M.	“Securities Laws” mean the 1933 Act, the 1934 Act, and the 1940 Act.

N.	“Statement of Additional Information” means any Statement of Additional Information relating to any Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.

O.

“Written Instructions” mean (i) written instructions signed by an Authorized Person (or a person reasonably believed by Distributor to be an Authorized Person) and received by Distributor or (ii) trade instructions transmitted (and received by Distributor) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-item (ii) above by hand, mail, tested telegram, cable, telex or facsimile sending device.

EXECUTION COPY

II.	Appointment of Distributor.

Each Fund hereby appoints Distributor to serve as the principal underwriter and distributor of the Shares of the Funds in accordance with the terms set forth in this Agreement. Distributor accepts such appointment and agrees to furnish such services. Distributor shall use its best efforts to distribute Shares of the Funds but shall not be obligated to distribute any certain number of Shares. Distributor and the Funds agree that all orders placed by financial intermediaries or investors will be submitted directly to the Funds, through the transfer agent for the Funds, and not through the Distributor. Distributor agrees that it will direct any orders received by it for purchase or redemption of the Shares to the transfer agent for the Funds. Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares. Distributor shall not cause the Funds to withhold the placing of purchase orders so as to make a profit thereby.

The Funds understand that Distributor is now, and may in the future be, the principal underwriter of the shares of several investment companies and/or series (collectively, the “Investment Entities”), including Investment Entities having investment objectives similar to those of the Funds. The Funds further understand that investors and potential investors in the Funds may invest in shares of such other Investment Entities. The Funds agree that Distributor’s duties to such Investment Entities shall not be deemed in conflict with its duties to the Funds under this Agreement. Distributor shall be under no duty to take any action hereunder on behalf of the Funds except as specifically set forth herein or as may be specifically agreed to by Distributor and the Funds in a written amendment hereto.

III.	License for Principal Review

Distributor hereby grants to each Fund a limited, nonexclusive, nontransferable right to access and utilize its Principal Review web portal and software system for the review and submission of advertising and sales literature (“Distributor Software”) and such license shall immediately be terminated with the termination of this Agreement. No right is granted for use of the Distributor Software by any third party affiliated with the Funds unless such third party is approved in advance by Distributor. Distributor and its suppliers reserve all rights in the Distributor Software and related documentation not expressly granted to the Funds herein. Distributor and its suppliers will continue to own all of their respective right, title and interest in and to the Distributor Software, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets and other related legal rights utilized in connection with the services provided to the Funds and their respective Intellectual Property Rights therein. Each Fund will own its respective right, title and interest in and to any and all data, information, records, files, input materials, reports, and forms received, maintained, computed, stored, processed, created, or generated on or by the Distributor Software.

EXECUTION COPY

IV.	Duties and Obligations of the Parties.

A.	Duties and Obligations of the Distributor.

To facilitate the distribution of Shares of the Funds, the Distributor will provide the following:

(1)

Consistent with the below guidelines and/or procedures, Distributor will enter into selling and/or servicing agreements with other financial intermediaries for the offer, sale and/or servicing of Shares of the Funds (“Dealer Agreements”).

(a)

Other financial intermediaries may include, but are not limited to, broker-dealers, financial institutions and other investment professionals, such as investment advisers, insurance companies, accountants and estate planning firms.

(b)

All Dealer Agreements shall be either in substantially the form of the agreement attached hereto as Exhibit B (“Standard Dealer Agreement”) or in a form that has been reviewed and approved by counsel for the Funds.

(c)

The parties agree that any modifications to the Standard Dealer Agreement that impact the Distributor or financial intermediary and not the Funds, and which do not substantially alter the financial intermediary’s obligations, are not deemed to alter substantially the form of the agreement, and thus, do not require approval by the Funds.

(d)	Distributor will submit any modifications to the Standard Dealer Agreement to the Funds for review and approval if such modification could be deemed to impact the Funds.

(e)

The parties agree that if a financial intermediary desires to use its own form agreement in lieu of the Standard Dealer Agreement (such agreement referred to herein as an “Alternate Form of Agreement”), the parties agree that Distributor may utilize such Alternative Form of Agreement; provided, however, if Distributor determines that the Alternate Form of Agreement contains provisions that place additional obligations or liabilities on the Funds that are not contemplated in the Standard Dealer Agreement, Distributor will submit the Alternate Form of Agreement to the Funds for review and approval.

(f)	The terms of the Dealer Agreements Distributor enters into with

EXECUTION COPY

other financial intermediaries will require the financial intermediaries to conform to the applicable provisions of the Prospectus and Statement of Additional Information and relevant rules and regulations relating to the sale of investment company shares, including with respect to the public offering price of the Shares.

(g)

Notwithstanding anything in this Agreement to the contrary, Distributor will act only on its own behalf as principal in entering into Dealer Agreements with financial intermediaries. No financial intermediary which enters into a Dealer Agreement with Distributor shall be authorized to act as agent for the Funds in connection with the offering or sale of Shares to the public or otherwise.

(h)

To the extent that Distributor receives fees under any 12b-1 Plan (“12b-l Fees”), Distributor agrees to enter into Dealer Agreements with other financial intermediaries for the furnishing of marketing or sales services with respect to the Shares as may be permitted pursuant to such 12b-l Plan. To the extent that Distributor receives shareholder services fees under any shareholder services plan adopted by the Funds (“Service Fees”), Distributor agrees to enter into Dealer Agreements with other financial intermediaries for the furnishing of personal and/or account maintenance services with respect to the relevant shareholders of the Fund as may be permitted pursuant to such shareholder services plan.

(2)

Distributor shall review and provide comments on all sales literature (advertisements, brochures and shareholder communications) for each Fund. When required by rule or regulation and once approved by the applicable Fund, Distributor shall file such materials with FINRA, the SEC or other federal and state agencies or other organizations. The Funds acknowledge and agree that Distributor’s services hereunder are not, and shall not be construed as, constituting legal advice or the provision of legal services for or on behalf of the Funds or any other person. Distributor’s review of sales literature under this Section IV.A(2) is subject to the review and approval of the Funds or its counsel.

(3)

If requested by the Funds, Distributor agrees to prepare and deliver to the Boards of Directors of the Funds at least quarterly reports listing each financial intermediary to which Distributor pays 12b-1 Fees. Distributor agrees to provide annually such information requested by a Fund or its counsel as may reasonably be necessary for an informed determination in accordance with Rule 12b-l under the 1940 Act of whether the applicable 12b-l Plan should be implemented or continued.

EXECUTION COPY

(4)

As a Fund Member of the National Securities Clearing Corporation (“NSCC”), Distributor will establish a NSCC participant number for the Funds and will provide an interface for the Funds for trading and settling transactions through the facilities of the NSCC (“NSCC Interface”). Distributor will ensure that the Funds’ NSCC participant number is properly established and maintained.

B.	Duties and Obligations of the Funds.

(1)

Each Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the registration of the Fund in conformity with the requirements of the 1940 Act.

(2)

Each Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification and registration of Shares of the Funds in conformity with the 1933 Act and any applicable state blue sky laws.

(3)

Each Fund shall notify, or cause its designee to notify, Distributor in writing of the jurisdictions in which the Shares are registered or exempt from registration and shall notify Distributor promptly in writing of any changes to the information contained in the previous notification.

(4)	Each Fund authorizes Distributor to use any Prospectus or Statement of Additional Information in the form furnished from time to time in connection with distribution of the Shares.

(5)

Each Fund shall furnish Distributor with sufficient copies of any and all: agreements, plans, communications with the public, or other materials which the Fund intends to use in connection with any sales of Shares in adequate time for Distributor to review and file such materials with the proper authorities before they are distributed for use. Distributor and the Fund may agree that any such material does not need to be filed subsequent to distribution. In addition, each Fund agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by Distributor.

(6)

Each Fund acknowledges and agrees that the NSCC participant number established and maintained by the Distributor on behalf of the Funds is for use by the Funds or its transfer agent, and that Distributor is not an agent of the Funds for NSCC purposes. The Funds shall comply, or cause its transfer agent to comply, with the rules of the NSCC in the use of the Distributor’s NSCC membership to effect transactions in Shares.

(7)

Each Fund acknowledges that Distributor may, but shall not be obligated to, propose from time to time such amendments or supplements to any Registration Statement as Distributor may deem to be necessary or advisable. Upon receipt of such proposed amendment or supplement, the Fund shall either (i) prepare such amendment and/or supplement proposed by the Distributor, or (ii) provide to Distributor an opinion of counsel to the Fund, in a form satisfactory to Distributor and on which Distributor may rely, indicating that such proposed amendment and/or supplement is not necessary or advisable under applicable law. If the Fund fails to perform either (i) or (ii) above within fifteen days after the Fund’s receipt of such proposed amendment or supplement, Distributor may, but shall not be obligated to, at its option, terminate this Agreement immediately.

(8)

Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, any Fund may decline to accept any orders for, or make any sales of, the Shares until such time as the Fund deems it advisable to accept such orders and to make such sales. The Fund shall advise Distributor promptly of any determination to decline to accept orders for or make sales of the Shares, and shall advise Distributor promptly of any subsequent determination to accept such orders and make such sales.

V.	Representations and Warranties of the Parties

A.	Representations and Warranties of Distributor

Distributor represents and warrants to the Funds the following:

(1)

In furnishing its services and performing its duties under this Agreement, Distributor shall act in conformity with the applicable Prospectus and Statement of Additional Information and shall not utilize any materials except the applicable Fund Prospectus and Statement of Additional Information and such other materials as the Funds shall provide or approve.

(2)

Distributor undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Distributor hereunder. Distributor assumes no responsibility for compliance by the Funds or any other entity with the applicable requirements of the Securities Laws or any laws, rules or regulations of governmental authorities having jurisdiction over such entity.

EXECUTION COPY

B.	Representations and Warranties of the Funds.

(1)	Each Fund is an investment company registered under the 1940 Act and the Shares sold by each Fund are, and will be, registered under the 1933 Act.

(2)

All Registration Statements filed by any Fund with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder.

(3)

Any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC.

(4)	All statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective;

(5)

No Registration Statement, when such Registration Statement becomes effective, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares,

(6)

No Fund shall file any amendment to any Registration Statement or supplement to any Prospectus without giving Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit a Fund’s right to file at any time such amendments to any Registration Statements and/or supplements to any Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

(7)

The net asset value of the Shares shall be determined in the manner provided in the then current Prospectus and Statement of Additional Information relating to the Shares, and when determined shall be applicable to all transactions as provided in the Prospectus. The net asset value of the Shares shall be calculated by the Funds or by another entity on behalf of the Funds. Distributor shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

(8)

The Funds will not issue Shares of Funds that are not in compliance with the applicable conditions and qualifications set forth in NASD Rule 2830 of the Rules of FINRA, as amended from time to time, which enables a member of FINRA to offer or sell investment company securities.

(9)	The Funds will comply with all 1940 Act restrictions or prohibitions on

EXECUTION COPY

transactions with Distributor and any of its Affiliates. The Funds agree to provide advance notice to Distributor of any transactions it intends to engage in with Affiliates of Distributor.

(10)	The Funds will comply with all applicable requirements of the Securities Laws and all laws, rules and regulations of governmental authorities having jurisdiction over it.

(11)

No Shares shall be distributed or offered by the Funds under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Funds if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Funds’ obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of a Fund’s Registration Statement, Articles of Incorporation or bylaws.

VI.	Compensation.

A.

As compensation for services rendered by Distributor during the term of this Agreement, each Fund will pay, or cause the Fund’s advisor to pay, to Distributor a fee or fees as may be agreed to from time to time in writing (the “Fee Letter”), which is incorporated into this Agreement and may be amended from time to time.

B.

As compensation for services rendered by Distributor under the terms of this Agreement, each Fund acknowledges and agrees that Distributor will be entitled to the underwriter concessions as disclosed in each Fund’s Prospectus or Statement of Additional Information.

C.

For shareholder accounts opened directly with the Funds or which otherwise do not have a retail broker-dealer assigned to the account as “broker of record” (“Unassigned Accounts”), Distributor will be listed as default payee in the applicable Fund’s records and on the transfer agent’s systems. As compensation for services rendered by Distributor under the terms of this Agreement, Distributor will be entitled to any front-end sales charges, deferred sales charges and 12b-l Fees for Unassigned Accounts which are payable in accordance with the terms of the applicable Fund’s Prospectus, Statement of Additional Information and 12b-l Plan.

D.	Each Fund acknowledges that Distributor may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

EXECUTION COPY

E.

Each Fund acknowledges that from time to time Distributor may make payments out of its own revenue to the advisor or sponsor of the Funds, or a third party vendor designated by the advisor or sponsor, for marketing and distribution expenses incurred by the advisor or sponsor of the Funds.

F.

Each Fund represents and warrants to Distributor that (i) the terms of this Agreement and the Fee Letter; (ii) the fees and expenses payable to Distributor under the terms of this Agreement and the Fee Letter; and (iii) any benefits accruing to Distributor, to sponsor or advisor to the Fund or to any affiliate of the Funds in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, upfront payments, signing payments or periodic payments made or to be made by Distributor to such sponsor or advisor or Affiliate of the Funds relating to or in connection with this Agreement, have been fully disclosed to the applicable Board of Directors of the Fund and that the Board of Directors has approved or will approve the terms of this Agreement, the Fee Letter, any such fees and expenses, and any such benefits.

G.

Distributor and the Funds each acknowledge and agree that (i) Distributor does not and will not assist investors in purchasing Shares of the Funds or provide investors with investment advice or ongoing services related thereto, and (ii) Distributor’s compensation hereunder is for its services as principal underwriter and distributor,

VII.	Instructions.

A.	Unless otherwise provided in this Agreement, Distributor shall act only upon Oral Instructions or Written Instructions.

B.

Distributor shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by Distributor to be an Authorized Person) pursuant to this Agreement. Distributor may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of the Funds’ organizational documents or this Agreement or with any vote, resolution or proceeding of the Funds’ Boards of Directors or any Fund’s shareholders, unless and until Distributor receives Written Instructions to the contrary.

C.

Each Fund agrees to forward to Distributor Written Instructions confirming Oral Instructions so that Distributor receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by Distributor or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability

EXECUTION COPY

of the transactions authorized by the Oral Instructions or Distributor’s ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, Distributor shall incur no liability to any Fund in acting upon such Oral Instructions or Written Instructions provided that Distributor’ actions comply with the other provisions of this Agreement.

D.

Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, Distributor shall incur no liability to any Fund in acting upon such Oral Instructions or Written Instructions provided that Distributor’s actions comply with the other provisions of this Agreement.

VIII.	Right to Receive Advice.

A.

Advice of the Funds. If Distributor is in doubt as to any action it should or should not take, Distributor may request directions or advice, including Oral Instructions or Written Instructions, from the Funds.

B.

Advice of Counsel. If Distributor is in doubt as to any question of law pertaining to any action it should or should not take, Distributor may request advice from counsel of its own choosing (who may be counsel for the Funds, the advisor or Distributor, at the option of Distributor).

C.

Conflicting Advice. In the event of a conflict between directions, advice, Oral Instructions or Written Instructions Distributor receives from the Funds on the one hand, and the advice it receives from counsel on the other hand, Distributor may rely upon and follow the advice of counsel.

D.

Protection of Distributor. Distributor shall be protected in any action it takes or does not take in reliance upon directions, advice, Oral Instructions or Written Instructions it receives from the Funds, or in reliance upon advice from counsel and which Distributor believes, in good faith, to be consistent with such directions, advice, Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon Distributor (i) to seek such directions, advice, Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of Distributor’s properly taking or not taking such action.

IX.	Records; Visits.

A.

Any books and records pertaining to any Fund that are in the possession or under the control of Distributor, shall be the property of such Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Funds and Authorized

EXECUTION COPY

Persons shall have access to such books and records at all times during Distributor’s normal business hours. Upon the reasonable request of a Fund, copies of any such books and records shall be provided by Distributor to the Fund or to an Authorized Person, at such Fund’s expense.

B.	Upon termination of this Agreement, all documents (including any tangible media) related to this Agreement or the services provided hereunder shall be handled as follows:

1.	Notwithstanding anything to the contrary in this Agreement, each party shall retain the documents it is required by law to maintain;

2.

Documents shall be returned to the party that owns the documents to the extent such party so requests, or destroyed to the extent such party requests destruction; provided that any request for return or destruction is made within 90 days after the termination of this Agreement;

3.

All documents related to this Agreement or the services provided hereunder retained by a party after termination of this Agreement, that contain Confidential Information of the other party shall be maintained subject to the provisions of Section X of this Agreement;

4.

Either party may request a copy of any document related to this Agreement or the services provided hereunder retained by the other party after termination of this Agreement; provided that the party making the request reimburses the other party for the reasonable copying cost; and

5.

Notwithstanding any other provision of this Section IX.B., any document related to this Agreement or the services provided hereunder, retained by a party after termination of this Agreement may be destroyed by such party according to its normal records destruction schedule, provided that such schedule is consistent with applicable law.

X.	Confidentiality.

A.

Each party shall hold any and all information relating to another party’s business (“Confidential Information”) in strictest confidence and shall use and permit use of Confidential Information solely for the purposes of this Agreement. Without limiting the generality of the foregoing, any party receiving Confidential Information of the other party shall use at least the same degree of care, but no less than reasonable care, to avoid disclosure or use of this Confidential Information as the receiving party employs with respect to its own Confidential Information. Confidential Information includes, but is not limited to:

EXECUTION COPY

1.

any data or information that is competitively sensitive material and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Funds or Distributor, its subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

2.

any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Funds or Distributor (or their respective Affiliates) a competitive advantage over its competitors;

3.

all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how and trade secrets, whether or not patentable or copyrightable; and

4.	anything designated as confidential.

B.	Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to the confidentiality obligations hereunder if it:

1.	is already known to the receiving party at the time it is obtained;

2.	is or becomes publicly known or available through no wrongful act of the receiving party;

3.	is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality;

4.	is released by the protected party to a third party without restriction;

5.	is requested or required to be disclosed pursuant to a court order, subpoena, governmental or regulatory agency request or law;

6.	is relevant to the defense of any claim or cause of action asserted against the receiving party;

7.	is Fund information provided by Distributor in connection with an independent third party compliance or other review;

8.	needs to be released by Distributor in connection with the provision of services under this Agreement; or

9.	has been or is independently developed or obtained by the receiving party.

EXECUTION COPY

C.

Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “Act”), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that (i) it will comply with Regulation S-P and the Act with respect to such information, and (ii) it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent necessary to furnish the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

D.	The provisions of this Section X shall survive termination of this Agreement for a period of three (3) years after such termination.

XI.	Standard of Care/Limitations of Liability.

A.

Distributor shall be under no duty to take any action hereunder on behalf of the Funds except as specifically set forth herein or as may be specifically agreed to by Distributor and the Funds in a written amendment hereto.

B.

Subject to the terms of this Section XI, Distributor shall be liable to the Funds (or any person or entity claiming through the Funds) for damages only to the extent caused by (i) Distributor’s own willful misfeasance, bad faith or gross negligence in the performance of its obligations or duties under this Agreement or in its compliance or failure to comply with the laws, rules and regulations applicable to it in connection with its activities hereunder, or (ii) Distributor’s reckless disregard of its obligations or duties under this Agreement (collectively, the “Standard of Care”).

C.

Distributor’s liability to the Funds or any person or entity claiming through the Funds for any losses, claims, suits, controversies, breaches or damages of any nature whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory (each a “Loss”) shall not exceed the fees received by Distributor for services provided hereunder during the eighteen months immediately prior to the date of such Loss.

D.

Distributor shall not be liable for damages (including without limitation damages caused by delays, failure, errors, interruptions or losses of data) occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; national emergencies; public enemy; war; terrorism; riot; fire; flood; catastrophe; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or

EXECUTION COPY

malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; non-performance by a third party; failure of the mails; or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above.

E.

Distributor shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which Distributor reasonably believes to be genuine and authorized by the Advisor. Distributor shall not be liable for any damages that are caused by actions or omissions taken by Distributor in accordance with Written Instructions, Oral Instructions or advice of counsel. Distributor shall not be liable for any damages to the extent arising out of any action or omission to act by any prior service provider of the Funds or for any failure to discover any such action or omission.

F.

NOTWITHSTANDING ANY OTHER PROVISION OF THE AGREEMENT, IN NO EVENT SHALL A PARTY TO THIS AGREEMENT, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR FOR ANY OTHER DAMAGES WHICH ARE NOT DIRECT DAMAGES REGARDLESS OF WHETHER SUCH DAMAGES WERE OR SHOULD HAVE BEEN FORESEEABLE AND REGARDLESS OF WHETHER ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ALL AND EACH OF WHICH DAMAGES IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES. FOR PURPOSES OF CLARIFICATION: NO OTHER PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED TO CONDITION, LIMIT, MODIFY, NULLIFY OR OTHERWISE PREVAIL IN WHOLE OR IN PART OVER THIS SECTION XI.F.

G.

Any claims (including the filing of a suit or, if applicable, commencement of arbitration proceedings) must be asserted by a Fund against Distributor or any of its Affiliates within eighteen months after such Fund becomes aware of the claim or is informed of specific facts that should alert it that a basis for such a claim might exist.

H.	Each party shall have a duty to mitigate damages for which the other party may become responsible.

I.	This Section XI shall survive termination of this Agreement.

EXECUTION COPY

XII.	Indemnification.

A.

Unless Distributor fails to meet its Standard of Care (as defined in Section XI.B. above), each Fund agrees to indemnify and hold harmless Distributor and its Affiliates and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, and their respective directors, officers, agents and employees, from and against all claims, costs, expenses, losses, damages, charges, payments and liabilities of any sort or kind (including attorneys’ fees and court costs, travel costs and other reasonable out-of-pocket costs related to dispute resolution) arising directly or indirectly from any action taken or omitted to be taken by Distributor in connection with this Agreement or the provision of services to the Funds.

B.

Each Fund agrees to indemnify and hold harmless Distributor, its affiliates, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, and their respective directors, officers, agents and employees, from and against any and all claims, costs, expenses, losses, damages, charges, payments and liabilities of any sort or kind (including reasonable attorneys’ fees and court costs, travel costs and other reasonable out-of-pocket costs related to dispute resolution) which any such indemnified person may incur under the 1933 Act or any other statute, at common law or otherwise, arising out of or based upon: (i) any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement, Prospectus, Statement of Additional Information, or sales literature (including amendments and supplements thereto), (ii) any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement, Prospectus, Statement of Additional Information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading; (iii) any failure by the Fund to qualify or register the Shares of the Funds as required by applicable federal or state laws, rules or regulations; or (vi) any transaction effected through the NSCC participant number established for the Funds by the Distributor; provided, however, that insofar as any such claims, costs, expenses, losses, damages, charges, payments or liabilities incurred under sub-section (i) and (ii) above arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission in any written information relating to Distributor furnished to the Fund specifically for inclusion in the Fund’s Registration Statement, Prospectus, Statement of Additional Information or sales literature (including amendments or supplements thereto), such indemnification is not applicable.

C.

Each Fund acknowledges and agrees that in the event that Distributor, at the request of any Fund, is required to give indemnification comparable to that set forth in this paragraph to any broker-dealer or other financial intermediary selling Shares of the Funds or servicing shareholders of the Funds and such broker-dealer or financial intermediary shall make a claim for indemnification against Distributor, Distributor shall make a similar claim for indemnification against the applicable Fund. Each Fund acknowledges and agrees that Distributor shall be indemnified hereunder for any such claim.

EXECUTION COPY

D.

Subject to the limitations of liability set forth in Section XI of this Agreement, Distributor agrees to indemnify and hold harmless each Fund, its affiliates and each person who controls the Fund within the meaning of Section 15 of the 1933 Act, and their respective directors, officers, agents and employees, from and against any and all claims, costs, expenses, losses, damages, charges, payments and liabilities of any sort or kind (including reasonable attorneys’ fees, and court costs, travel costs and other reasonable out of-pocket costs related to dispute resolution), which any such indemnified person may incur under the 1933 Act, or any other statute, at common law or otherwise arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or Statement of Additional Information (including amendments and supplements thereto), or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading which untrue statement or omission was made in any written information relating to Distributor furnished to a Fund specifically for inclusion in such Fund’s Registration Statement, Prospectus, Statement of Additional Information or sales literature (including amendments or supplements thereto).

E.

In any situation in which one party hereto (the “Indemnifying Party”) may be asked to indemnify, defend or hold harmless a party, entitled to indemnification hereunder (the “Indemnified Party”), the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an “Indemnification Claim”) against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of indemnification hereunder, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification Claim. In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified Party reasonably does not approve of counsel chosen by the Indemnifying Party, or in case there is a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnifying Party will reimburse the Indemnified Party for the fees and expenses of any counsel retained by the Indemnified Party. Each Fund agrees promptly to notify Distributor of the commencement of any litigation or proceedings against any Fund or any of the Funds’ officers or trustees in connection with the issue and sale of any Shares. The Indemnified Party will not

EXECUTION COPY

confess or settle any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party’s prior written consent.

F.	This Section XII shall survive termination of this Agreement.

XIII.	Duration and Termination.

This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue for an initial two-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) each Fund’s Board of Directors or (ii) a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Funds, provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days’ prior written notice, by a Fund’s Board of Directors, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Funds, or by Distributor. Subject to Section XVI, this Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder). In the event the Funds gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor underwriter or other service provider, and all trailing expenses incurred by Distributor, will be borne by the Funds.

XIV.	Notices.

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) and delivered in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the persons listed below at the following addresses:

To Distributor:

760 Moore Road

King of Prussia, PA 19406

Attention: President

Facsimile no.:(610) 382-8567

With a copy to:

Jodi Jamison

Chief Legal Officer

BNY Mellon Distributors Inc.

301 Bellevue Parkway

Wilmington, DE 19809

EXECUTION COPY

To the Funds:

150 South Warner Road

Suite 460

King of Prussia, PA 19406

Attention: James Beers

Facsimile no.:

Each party may change its address by giving notice as herein provided.

XV.	Amendments.

This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the Funds and the Distributor.

XVI.	Assignment.

Distributor may assign its rights hereunder to any Affiliate to the extent permitted by the 1940 Act and the rules thereunder. The Funds may also assign its rights hereunder to the extent permitted by the 1940 Act and the rules thereunder. Any other assignment will result in immediate termination of this Agreement.

XVII.	Non-Solicitation.

During the term of this Agreement and for one year thereafter, the Funds shall not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of Distributor’s employees, and the Funds shall cause the sponsor, advisor or other Affiliates of the Funds to not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of Distributor’s employees. To “knowingly” solicit, recruit or hire within the meaning of this provision does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a Distributor employee by the Funds or any sponsor, advisor or other Affiliate of the Funds if the Distributor employee was identified by such entity solely as a result of the Distributor employee’s response to a general advertisement by such entity in a publication of trade or industry interest or other similar general solicitation by such entity.

XVIII.	Miscellaneous.

A.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

EXECUTION COPY

B.	Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

C.

Entire Agreement. This Agreement and the related Fee Letter embody the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

D.

No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, each Fund agrees not to make any modifications to its Registration Statement or 12b-l Plan or adopt any policies which would affect materially the obligations or responsibilities of Distributor hereunder without the prior written approval of Distributor, which approval shall not be unreasonably withheld or delayed.

E.	Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

F.	Information. The Funds will provide such information and documentation as Distributor may reasonably request in connection with services provided by Distributor to the Funds.

G.	Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

H.	Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

I.

Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as may be explicitly stated in this Agreement, (i) this Agreement is not for the benefit of any other person or entity and (ii) there shall be no third party beneficiaries hereof.

J.

No Representations or Warranties. Except as expressly provided in this Agreement, Distributor hereby disclaims all representations and warranties, express or implied, made to the Funds or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. Distributor disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

EXECUTION COPY

K.	Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

L.

Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, Distributor will request (or already has requested) each Fund’s name, address and taxpayer identification number or other government-issued identification number and, if such party is a natural person, that party’s date of birth. Distributor may also ask (and may have already asked) for additional identifying information, and Distributor may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

[Signature page follows.]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

STRATTON MULTI-CAP FUND, INC. a Maryland corporation		STRATTON REAL ESTATE FUND, INC. a Maryland corporation

By:	/s/ James A. Beers	By:	/s/ James A. Beers
Name:	James A. Beers	Name:	James A. Beers
Title:	CFO	Title:	CFO
Date:	10/28/11	Date:	10/28/11

THE STRATTON FUNDS, INC. a Maryland corporation		BNY MELLON DISTRIBUTORS INC.

By:	/s/ James A. Beers	By:	/s/ Bruno DiStefano
Name:	James A. Beers	Name:	Bruno DiStefano
Title:	CFO	Title:	VP
Date:	10/28/11	Date:	11-10-11

EXECUTION COPY

EXHIBIT A

THIS EXHIBIT A, dated as of November 1, 2011, is Exhibit A to that certain Underwriting Agreement dated as of November 1, 2011, between BNY Mellon Distributors Inc. and:

List of Funds

Stratton Multi-Cap Fund, Inc.

Stratton Real Estate Fund, Inc.

The Stratton Funds, Inc.

EXECUTION COPY

EXHIBIT B

SELLING AND/OR SERVICES AGREEMENT

FOR

STRATTON MUTUAL FUNDS

This Selling and/or Services Agreement (the “Agreement”) is made by and between [NAME OF INTERMEDIARY] (the “Intermediary”) and BNY Mellon Distributors Inc. (the “Distributor”), and is effective as of the date accepted and agreed to by the Distributor below.

WITNESSETH

WHEREAS, the investment companies of the Stratton Mutual Funds identified on Schedule A (each a “Fund” and collectively, the “Funds”) are registered under the Investment Company Act of 1940, as amended (“1940 Act”), as open-end management investment companies and currently offer for public sale shares of beneficial interest (“Shares”) in the separate portfolios or series of the Funds;

WHEREAS, Distributor, a Massachusetts corporation, serves as the principal underwriter for the Funds pursuant to an Underwriting Agreement with each Fund; and

WHEREAS, Intermediary, a [STATE OF ORGANIZATION] [BUSINESS STRUCTURE], desires to offer and sell Shares of the Funds, including Shares of any and all classes thereof, and/or to provide services to shareholders of the Funds.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, Distributor and Intermediary agree as follows:

I.

APPOINTMENT. Subject to all of the terms and conditions in this Agreement and the terms of the applicable Prospectus (as defined below), and to each Fund’s right, without prior notice, to suspend or terminate the sale of Shares, Intermediary desires to make the Shares available to Intermediary’s customers and the Funds will confirm transactions in accordance with the terms and conditions set forth in this Section I. The term Prospectus refers to the prospectus on file with the Securities and Exchange Commission (“SEC”) which is part of the registration statement of the Fund under the Securities Act of 1933, as amended (“1933 Act”).

A.

Intermediary shall be deemed an independent contractor and not an agent of the Funds or Distributor for all purposes hereunder and shall have no authority to act for or represent the Funds or Distributor. Intermediary will not act as an “underwriter” or “distributor” of Shares, as those terms are used in the 1940 Act, the 1933 Act, and the rules and regulations promulgated thereunder.

B.

The customers in question are for all purposes Intermediary’s customers and not Distributor’s customers. Each Fund shall execute Intermediary’s transactions for each of Intermediary’s customers only upon Intermediary’s authorization; it being understood in all cases that:

EXECUTION COPY

1.	Intermediary is acting as the agent for the customer;

2.	As between Intermediary and the customer, the customer will have beneficial ownership of the securities;

3.	Each transaction is initiated solely upon the order of the customer;

4.	Each transaction shall be executed by the Fund only upon receipt of instructions from Intermediary acting as agent for Intermediary’s customer;

5.	Each transaction is for the account of the customer and not for Intermediary’s account;

6.

Intermediary will have the full right, power and authority to effect transactions (including without limitation, placing any purchase and redemptions) in Shares on behalf of all customer accounts provided by Intermediary to any transfer agent of the Fund as such term is defined in the Prospectus of the Fund (the “Transfer Agent”);

7.

Intermediary shall be responsible for opening and approving and monitoring customer accounts, all in accordance with applicable law, including the rules of the SEC and the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

8.

Intermediary acknowledges and understands that the Fund may offer more than one class of Shares as described in the applicable Prospectus. Intermediary shall be responsible for determining the appropriate Share class for a customer.

C.

Distributor’s obligations to Intermediary under this Agreement are subject to all applicable provisions of any Underwriting Agreement entered into between Distributor and the Funds. Intermediary understands and agrees that in performing Intermediary’s services covered by this Agreement, Intermediary is acting as agent for the customer, and Distributor is in no way responsible for the manner of Intermediary’s performance or for any of Intermediary’s acts or omissions in connection therewith.

D.	Intermediary understands and agrees that, as Distributor for the Shares, Distributor is not liable to the Funds for payment for purchases of Shares.

EXECUTION COPY

II.

SHAREHOLDER SERVICES. If requested by the Distributor or a Fund, the Intermediary will undertake from time to time certain shareholder support services (“Shareholder Services”) for its customers who may from time to time beneficially own Shares of the Fund. In performing the Shareholder Services, the Intermediary will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in its business, or any of its personnel) as may be reasonably necessary or beneficial in order to provide such Shareholder Services to customers. The Shareholder Services provided by Intermediary may include one or more of the following services:

A.	Establishing and maintaining accounts and records relating to customers that invest in Shares;

B.	Processing dividend and distribution payments from the Fund on behalf of customers;

C.

Providing information periodically to customers showing their positions in Shares and integrating such statements with those of other transactions and balances in customers’ accounts serviced by Intermediary;

D.	Arranging for bank wires;

E.	Responding to customer inquiries relating to the services provided by Intermediary;

F.	Responding to routine inquiries from customers concerning their investment in Shares;

G.	Providing sub accounting with respect to Shares beneficially owned by customers;

H.

If required by law, forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers;

I.	Assisting in processing purchase, exchange and redemption requests from customers and in placing such orders with the Fund’s Transfer Agent;

J.	Assisting customers in changing dividend options, account designations and addresses;

K.	Providing customers with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; and

EXECUTION COPY

L.	Providing such other similar services as the Fund or Distributor may reasonably request to the extent that the Intermediary is permitted to do so under applicable statutes, rules, or regulations.

III.	COMPENSATION.

A.

If applicable, Intermediary understands that it will be compensated for distribution services it provides under the terms of this Agreement in accordance with the terms of the applicable Prospectus for each Fund. In addition, if applicable, Intermediary will be compensated by Distributor for the Shareholder Services that Intermediary provides pursuant to Section II of this Agreement, if any, also in accordance with the terms of the applicable Prospectus for each Fund.

B.

Intermediary acknowledges that any compensation paid to Intermediary, if any, is subject to all rules and regulations of FINRA and the terms of any plan of distribution adopted by the Funds in accordance with Rule 12b-1 promulgated pursuant to the 1940 Act (“12b-1 Plan”), if applicable. The Intermediary further acknowledges that any compensation paid to it will only derive from amounts paid to the Distributor from the applicable Fund. The Intermediary also acknowledges and agrees that the Distributor shall not be responsible for the payment of any such fee unless and until the Distributor has received such fee from the applicable Fund, and the Intermediary agrees to waive payment of such fee unless and until the Distributor has received payment from the applicable Fund.

C.

In the event Intermediary utilizes the services of a broker-dealer to clear and settle transactions with the Funds (“Clearing Firm”), Intermediary acknowledges and agrees that any compensation payable by Distributor under this Section III shall be paid to the Clearing Firm for full credit to the Intermediary. The agreement between the Intermediary and the Clearing Firm will govern the pass through of fees from the Clearing Firm to the Intermediary. To the extent that Intermediary permits the Clearing Firm to retain any payments made by Distributor pursuant to this Section III, the parties acknowledge that such payments represent compensation for the services provided by the Clearing Firm to the Intermediary and not for distribution or shareholder services provided to the Distributor, the Funds or shareholders of the Funds.

IV. ORDER HANDLING

A.

Intermediary will offer and sell the Shares only in accordance with the terms and conditions of the current Prospectus and Statement of Additional Information (“SAI”) and Intermediary will make no representations not included in said Prospectus or SAI or in any authorized supplemental material supplied by Distributor.

EXECUTION COPY

B.

Intermediary understands that the Shares of the Funds will be offered and sold at the net asset value next determined after a purchase order is effective plus any applicable sales charge (the “Current Offering Price”), which is in effect at the time the order for such Shares is confirmed and accepted by each Fund or its Transfer Agent.

C.	All orders for redemption of any Shares shall be executed at the net asset value per Share minus any applicable sales charge or redemption fee as described in the Prospectus.

D.	The minimum dollar purchase of Shares shall be the applicable minimum amount described in the then current applicable Prospectus and no order for less than such amount will be accepted hereunder.

E.

All purchase requests and applications submitted by Intermediary are subject to acceptance or rejection in each Fund’s sole discretion, and, if accepted, each purchase will be deemed to have been consummated at the office of the Fund.

F.	Each Fund reserves the right, at its discretion and without prior notice, to suspend the sale of Shares or withdraw entirely the sale of Shares of the Fund;.

G.

Intermediary agrees that all transactions will be processed through the systems of the National Securities Clearing Corp. (“NSCC”) unless otherwise agreed to between the parties or as instructed by the Transfer Agent. The procedures relating to purchase, redemption or exchange orders and the handling thereof will be subject to the terms of the Prospectus and written and agreed upon instructions received by Intermediary from a Fund or the Fund’s Transfer Agent from time to time.

H.

Intermediary agrees that Intermediary will follow all requirements, rules and regulations in connection with Intermediary’s handling of orders for transactions in the Shares, including, without limitation, Rule 22c-1(a) under the 1940 Act and as required by FINRA Rules 2010 and 2020.

I.

Intermediary understands and agrees that, if any Shares sold under this Agreement are redeemed or repurchased by a Fund or are tendered for redemption within seven business days after the date of confirmation of the initial purchase of such Shares, Intermediary shall forfeit and repay to the Distributor any portion of a sales charge re-allowed by the Fund to Intermediary with respect to such Shares.

J.

Intermediary will not present any conditional purchase orders, and Intermediary understands that no conditional orders will be accepted by any Fund or its agents. Intermediary agrees that purchase orders placed by Intermediary will be made only for the purpose of covering purchase orders already received from Intermediary’s customers and that Intermediary will not make purchases for any securities dealer or broker.

EXECUTION COPY

K.

Intermediary further agrees that Intermediary will comply with the terms of the then current Prospectus of each Fund with respect to the purchase, redemption and exchange of Shares, including any market-timing and late trading policies applicable to the Shares. Intermediary further represents and warrants that Intermediary maintains, and will continue to maintain during the term of this Agreement, internal policies and procedures which Intermediary believes are appropriate and sufficient with regard to the appropriate order handling of Fund Shares.

L.

For trades placed manually, payment for purchases of Shares made by wire order from Intermediary shall be made directly to a Fund’s Transfer Agent, as per the Prospectus instructions, in an amount equal to the Current Offering Price per Share being purchased without deduction for Intermediary’s agency commission, if any. If such payment is not received at the customary or required time for settlement of the transaction, Intermediary understands that each Fund reserves the right, without notice, forthwith, to cancel the sale, in which case Intermediary may be held responsible for any reasonable loss, including loss of profit, suffered by the Fund or Distributor resulting from Intermediary’s failure to make the aforesaid payment.

M.

On the settlement date of each transaction, Intermediary on behalf of Intermediary’s customers will remit the full purchase price, and Intermediary’s customer will be credited with an investment in the Shares of the Fund equal to such purchase price. Intermediary’s agency commission, if any, shall be payable on at least a monthly basis.

N.

Intermediary further agrees to obtain from each customer to whom Intermediary sells Shares any taxpayer identification number certification required by Section 3406 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

O.

Intermediary further agrees that it will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom; provided, however, that the foregoing shall not prevent the purchase of Shares by Intermediary for Intermediary’s own bona fide investment.

V.	SALES LOADS AND BREAKPOINTS. In the event a Fund offers Shares with a front-end sales load, Intermediary acknowledges and agrees to the following:

A.

In the case of purchase of Shares hereunder that are sold with a sales load, an agency commission shall be payable to Intermediary as hereinafter provided. In determining the amount of any agency commission payable to Intermediary

EXECUTION COPY

hereunder, the Fund and Distributor reserve the right to exclude any accounts which the Fund or Distributor reasonably determines are not initiated, and any subsequent purchases for any accounts which the Fund or Distributor reasonably determines are not made, in accordance with the terms of the applicable Prospectus and the provisions of this Agreement.

B.

In accordance with the terms of the Prospectus of the Fund involved, a reduced sales load may be available to customers on the purchase of additional Shares of a Fund sold with a front-end sale load at the then Current Offering Price per share when the total of the (i) dollar amount of Shares then being purchased and (ii) an amount equal to the then current net asset value of the Shares of such Fund (and any other Fund as may be permitted by the applicable Prospectus) that are already beneficially owned at the time of purchase by the customer on which a front-end sales load has been directly or indirectly paid reaches the amount needed to qualify for a reduced sales charge. Certain purchases of Shares made by a customer and certain other persons (for example, a customer’s spouse and minor children) as set forth from time to time in the applicable Fund Prospectus may be combined for purposes of qualifying for a reduced front-end sales load, and other reduced sales loads may apply as described in the applicable Fund Prospectus. Reduced front-end sales loads may be modified or terminated at any time in the sole discretion of the Fund.

C.

Intermediary acknowledges that certain classes of investors may be entitled to an exemption from the front-end sales load and may be able to purchase Shares at net asset value without a front-end sales load as from time to time provided in the applicable Fund Prospectus.

D.

Intermediary agrees to advise the Fund or its designee promptly as to the amount of any and all sales of Shares by Intermediary qualifying for a reduced front-end sales load or an exemption from the front-end sales load. Intermediary shall be solely responsible for determining whether a sale qualifies for a reduced front-end sales load.

E.

Intermediary agrees that it is responsible for knowing the provisions and policies of the Funds related to sales charges and applicable breakpoints and for applying those provisions and policies to the sale of Shares to customers. Intermediary agrees that it will not combine customer orders to reach breakpoints in commissions or for any other purposes unless authorized by the then current Prospectus or by the Fund in writing. Intermediary further agrees that it will not place orders for Shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to an amount below a breakpoint. Intermediary further agrees that it will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom; provided, however, that the foregoing shall not prevent the purchase of Shares by Intermediary for Intermediary’s own bona fide investment.

EXECUTION COPY

F.

Intermediary further agrees to maintain policies and procedures, including supervisory procedures, reasonably designed to ensure that customers are apprised of, and receive, breakpoint opportunities. Intermediary agrees to provide the Fund or Distributor, upon reasonable request, with a copy of such policies and procedures.

VI.	REPRESENTATIONS AND WARRANTIES.

Intermediary represents and warrants the following:

A.	It is a corporation, partnership, national association or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

B.

The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for the lawful execution and delivery of this Agreement and its performance hereunder have been obtained.

C.	Upon execution and delivery of this Agreement it will constitute a valid and binding agreement, enforceable in accordance with its terms.

D.	It is either (i) a member in good standing of the FINRA or (ii) exempt under federal and state securities laws from registration as a broker or dealer;

E.

It has been duly authorized by proper corporate action to enter into this Agreement and to perform obligations hereunder, evidence of which corporate action shall be properly maintained and made part of Intermediary’s corporate records.

F.

If it is exempt under federal and state securities laws from registration as a broker or dealer, it possesses the legal authority to perform the services contemplated by this Agreement without violating applicable law, and this Agreement shall automatically terminate in the event Intermediary no longer possesses such authority.

G.

It will not offer Shares in any jurisdiction in which it may not lawfully make such offer due to the fact that Intermediary has not registered under, or is not exempt from, the applicable registration or licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which Intermediary offers and sells Shares of the Funds.

H.	It will abide by all the rules and regulations of the SEC and FINRA, including, without limitation, NASD Rule 2830 of FINRA, or successor FINRA rule, all of

EXECUTION COPY

which are incorporated herein as if set forth in full. Intermediary further represents and warrants that it will comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies, including, without limitation, rules and regulations generally affecting the sale or distribution of mutual fund shares or classes of such shares.

I.

It will be responsible for the proper instruction and training of all sales personnel employed or registered as a broker or sales representative with Intermediary, in order that the Shares will be offered in accordance with the terms and conditions of this Agreement, and all applicable laws, rules and regulations.

J.	It will notify the Distributor immediately in the event of its expulsion or suspension from FINRA.

K.

If applicable, Intermediary acknowledges that Distributor may be required under any applicable 12b-1 Plan to provide to the Board of Directors of the Funds, and the Board will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In such case, Intermediary agrees to furnish Distributor and the Funds with such information as may reasonably be requested (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with Distributor in connection with preparation of reports to the Board of Directors concerning this Agreement and the monies paid or payable by Distributor pursuant hereto, as well as any other reports or filings that may be required by law.

VII.

BLUE SKY. Intermediary agrees that Intermediary will not sell or offer for sale Shares in any state or jurisdiction where the Shares have not been qualified for sale. Upon request, Distributor will provide to Intermediary a current list of the jurisdictions in which the Shares are qualified for sale, but Distributor and the Funds shall have no obligation or responsibility to make Shares available for sale to Intermediary’s customers in any jurisdiction.

VIII.	PROSPECTUS DELIVERY AND OTHER SHAREHOLDER COMMUNICATIONS

A.

In connection with the offers to sell and sales of Shares, Intermediary agrees to deliver or cause to be delivered to each person to whom such offer or sale is made, at or prior to the time of completion of such sale, a copy of the Prospectus and, upon request, the SAI of the Fund. Distributor will furnish, or cause to be furnished, to Intermediary without charge reasonable quantities of Prospectuses and SAIs, with any supplements currently in effect, and copies of current shareholder reports of the Fund, and sales materials issued from time to time.

B.	Distributor shall deliver, or cause to be delivered, to Intermediary copies of all annual and interim reports and any other information and materials relating to the

EXECUTION COPY

Fund and prepared by or on behalf of Distributor, the Fund or its investment adviser, custodian, transfer agent or dividend disbursing agent, to provide to each of the customers who purchase Shares through Intermediary.

C.

Intermediary may not publish any advertisement or distribute sales literature or other written material to the public which makes reference to Distributor or any Fund (except material which Distributor has furnished to Intermediary) without Distributor’s prior written approval.

IX.

RECORDKEEPING. Intermediary will (a) maintain all records required by law to be kept by Intermediary relating to transactions in Shares of the Funds and shall promptly make available such records and other records as the Funds or Distributor may reasonably request and (b) promptly notify the Funds and Distributor if Intermediary experiences any difficulty in maintaining the records described in the foregoing clause in an accurate and complete manner. If Intermediary holds Shares as record owner for its customers, it will be responsible for maintaining all necessary books and records which reflect their beneficial ownership of Shares, which records shall specifically reflect that Intermediary is holding Shares as agent, custodian or nominee for its customers.

X.	STANDARD OF CARE/LIMITATIONS OF LIABILITY.

A.

Distributor shall not be liable for any loss suffered by the Intermediary in connection with the performance of any obligations and duties under this Agreement except to the extent that the loss resulted from Distributor’s own willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by the Distributor’s reckless disregard thereof (“Standard of Care”).

B.

Intermediary may not assert any cause of action against the Distributor under this Agreement that accrued more than two years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

C.	Intermediary shall have the duty to mitigate damages for which the Distributor may become responsible.

D.

Notwithstanding anything in this Agreement to the contrary, in no event shall Distributor, its affiliates, the Funds or any of their affiliates or their directors, trustees, officers, employees agents or subcontractors be liable to the Intermediary under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether Distributor or any entity has been advised of the possibility of such damages.

EXECUTION COPY

E.

Notwithstanding anything in this Agreement to the contrary, Distributor shall not be liable for damages (including without limitation damages caused by delays, failure, errors, interruptions or losses of data) occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation, the following events: acts of God; action or inaction of civil or military authority; national emergencies; public enemy; war; terrorism; riot; fire; flood; catastrophe; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; non-performance by a third party; failure of the mails; or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above.

XI.

INDEMNIFICATION. Intermediary agrees to indemnify, defend and hold harmless the Distributor, its affiliates and each Fund and its affiliates (including all officers, trustees, directors, employees and agents thereof) (an “Indemnified Party”) from and against any and all claims, losses, demands, liabilities or expenses (including reasonable attorney’s fees) of any sort or kind which may be asserted against an Indemnified Party for which an Indemnified Party may be held liable in connection with Intermediary’s responsibilities under this Agreement (a “Claim”) except to the extent such Claim resulted from the Distributor’s failure to meet its Standard of Care (defined in Section X above). All expenses which Intermediary incurs in connection with Intermediary’s activities under this Agreement shall be borne by Intermediary. This Section shall survive the termination of the Agreement or any provision hereof.

XII.

CONFIDENTIAL INFORMATION. Notwithstanding anything in this Agreement to the contrary, Intermediary agrees to keep confidential all information whether written or oral, ideas, techniques, and materials supplied by the Distributor or the Funds, and shall not distribute the same to any other parties, at any time, except with the express written consent of the Distributor or the Funds, as applicable. Intermediary agrees to discontinue use of and destroy, where applicable, all information, ideas, techniques, and materials supplied by the Distributor or the Funds upon termination of this Agreement. Intermediary acknowledges that certain information made available to the Intermediary may be deemed non-public personal information under the Gramm-Leach-Bliley Act or other federal or state privacy laws and the regulations promulgated thereunder (collectively, “Privacy Laws”). Intermediary hereby agrees not to disclose or use such information except as required to carry out its duties under this Agreement or as otherwise permitted by the Privacy Laws, to establish and maintain procedures reasonably designed to insure the security and privacy of all such information and to cooperate with the Funds or Distributor and provide reasonable assistance in ensuring compliance of such Privacy Laws to the extent applicable to either party.

XIII. ANTI-MONEY LAUNDERING. Intermediary will comply with all applicable anti-money laundering laws, rules and regulations, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by the USA PATRIOT Act, its implementing regulations, and related SEC and Self-Regulatory Organization rules

EXECUTION COPY

(together, “AML Regulations”). The AML Regulations include requirements to identify and report currency transactions and suspicious activity, to verify customer identity, to conduct customer due diligence, and to implement anti-money laundering compliance programs. As required by the AML Regulations Act, Intermediary hereby certifies that it has a comprehensive anti-money laundering compliance program which includes (i) policies, procedures and internal controls for complying with the AML Regulations; (ii) policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; (iii) a designated compliance officer or officers; (iv) training for appropriate employees; and (v) an independent review of the anti-money laundering compliance program.

Further, Intermediary agrees to comply with all applicable requirements of the Treasury Department’s Office of Foreign Assets Control (“OFAC”) sanctions programs.

Intermediary will remain in compliance with the AML Regulations and OFAC sanctions programs at all times during which Intermediary sells and/or services Shares of the Fund. Intermediary will, upon Distributor’s reasonable written request, but not more than once each year, certify that Intermediary complies with the AML Regulations and OFAC sanctions programs

XIV.	SHAREHOLDER INFORMATION (RULE 22c-2)

A.

Agreement to Provide Information. Intermediary agrees to provide to each Fund or its designee, upon written request of the Fund or its designee (or their authorized affiliates), the Taxpayer Identification Number (“TIN”), Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier (“GII”), if known, of any or all shareholders of the account and the amount, date, name or other identifier of any investment professional(s) associated with the shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every transaction of Shares held through an omnibus account maintained by Intermediary during the period covered by the request.

1.

Period Covered by Request. Requests must set forth a specific period for which transaction information is sought, which generally will not exceed ninety (90) days (or any three (3) month period, as applicable) of transaction information. The Fund or its designee may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

2.

Form and Timing of Response. Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in XIV. A If requested by the Fund or its designee, Intermediary agrees to use best efforts to determine promptly whether any specific

EXECUTION COPY

person about whom it has received the identification and transaction information specified in XIV. A is itself an intermediary (“Indirect Intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in XIV.A for those shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, Shares issued by the Fund. Intermediary additionally agrees to inform the Fund or its designee whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format or another industry standardized data reporting format.

3.

Limitations on Use of Information. The Funds and Distributor each agree not to use the information received pursuant to this Section XIV.A for marketing or any other similar purpose without Intermediary’s prior written consent. Separately, the Funds have provided written assurances to the Distributor that the Funds will not use the information received for marketing or any other similar purpose without the Intermediary’s prior written consent.

B.

Agreement to Restrict Trading. Intermediary agrees to execute written instructions from a Fund or its designee to restrict or prohibit further purchases or exchanges of Shares by a shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through an account with Intermediary) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

1.

Form of Instructions. Instructions to restrict trading must include the shareholder(s)’ TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

2.	Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by Intermediary.

3.

Confirmation. Intermediary will provide written confirmation to the Fund or its designee that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

EXECUTION COPY

XV.	MISCELLANEOUS

A.	Amendment and Termination.

This Agreement may be amended only by a writing executed by both parties, provided, however, Intermediary agrees that Distributor has and reserves the right, in Distributor’s sole discretion, to modify, amend or cancel this Agreement upon written notice to Intermediary of such modification, amendment or cancellation, which shall be effective on the date stated in such notice.

Intermediary may terminate this Agreement by notice in writing to Distributor, which termination shall become effective sixty (60) days immediately after the date of mailing of such notice to Distributor. This Agreement may be terminated with respect to a Fund or a class of Shares thereof at any time, without payment of any penalty, by vote of a majority of the directors or trustees who are not “interested persons” (as defined in the 1940 Act), or by vote of a majority of the class of Shares of such Fund for which services are provided hereunder, on not more than 60 days’ written notice. Without limiting the foregoing, Distributor may terminate this Agreement for cause on violation by Intermediary of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to Intermediary of such termination.

Without limiting the foregoing, any provision hereof to the contrary notwithstanding, Intermediary’s expulsion from FINRA will automatically terminate this Agreement without notice. Intermediary’s suspension from FINRA or Intermediary’s violation of applicable state or federal laws or rules and regulations of any authorized regulatory agency will terminate this Agreement effective upon the date of Distributor’s mailing notice to Intermediary of such termination.

B.

No Waiver. Waiver of any breach of any provision of this Agreement will not be construed as a waiver of the provision or of Distributor’s right to enforce said provision thereafter. Distributor’s failure to terminate for any cause shall not constitute a waiver of Distributor’s right to terminate at a later date for any such cause.

C.

Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement nor any rights, privileges, duties or obligations hereunder without the prior written consent of the other parties, except that Distributor may assign or transfer this Agreement to any affiliated broker-dealer which becomes the underwriter of the Funds without obtaining the written consent of the Intermediary. For the avoidance of doubt, the parties agree that a change of control of the Distributor shall not constitute an assignment of this Agreement.

EXECUTION COPY

D.

Notices. Any notice, request, demand, approval or other communication required or permitted under the terms of this Agreement, must be in writing addressed to the parties at the addresses set forth below, or other address subsequently specified by a party in writing, and will be deemed given on the date sent if delivered personally or on the next day after it is sent if sent via overnight delivery by Federal Express or similar delivery service, or on the third day after it is sent via registered mail with the U.S. Postal Service.

If to Distributor:

BNY Mellon Distributors Inc.

760 Moore Road

King of Prussia, PA 19406

Attention: Bruno Di Stefano

Fax: (610) 382-8567

If to Intermediary:

Fax:

E.	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together shall constitute one and the same instrument.

F.	Governing Law. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the state of Delaware.

G.

Effective Date and Entire Agreement. This Agreement shall become effective as of the date when it is accepted and agreed to by Distributor below and shall be in substitution of any prior agreement between Distributor and Intermediary covering the Funds.

[Signature page to follow]

EXECUTION COPY

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date written below.

[NAME OF INTERMEDIARY]

By:
Name:
Title:
Date:

Accepted and Agreed:

BNY MELLON DISTRIBUTORS INC.

By:	/s/ Bruno DiStefano
Name:	Bruno DiStefano
Title:	VP
Date:	11-2-11

EXECUTION COPY

SCHEDULE A

List of Funds

Stratton Multi-Cap Fund, Inc.

Stratton Real Estate Fund, Inc.

The Stratton Funds, Inc.